                                                                                                    EXHIBIT 3.2

                                     LIMITED LIABILITY COMPANY OPERATING AGREEMENT

                                                          OF

                                          GREENPOINT MORTGAGE SECURITIES LLC

        This Limited Liability Company Operating  Agreement,  dated and effective as of September 27, 2003 (the
"Operating  Agreement"),  is adopted by and between GreenPoint Mortgage Securities Inc., a Delaware corporation
("GMSI"),  as manager (in such  capacity,  the "Manager") and  GreenPoint  Mortgage  Funding,  Inc., a New York
corporation  ("GMFI"),  as the sole member (in such capacity,  the "Sole Member").  Each  capitalized term used herein and not defined shall have the meaning given to such term in Article II of this Agreement.

        WHEREAS,  the  Certificate of Formation of the GreenPoint  Mortgage  Securities LLC (the "Company") was
filed with the  Secretary  of State of the State of Delaware  on  September  26,  2003 (which  filing is hereby approved and ratified in all respects);

        WHEREAS,  the Sole Member and the Manager hereby wish to enter into this Operating  Agreement governing the operation of the Company which shall constitute the Company's  "limited  liability company agreement" under the Act.

        NOW, THEREFORE, the Sole Member and the Manager hereby adopt the following:

                                                    ARTICLE I
                                    FORMATION OF LIMITED LIABILITY COMPANY

Section 1.1.   Formation of Limited Liability  Company.  The Sole Member has heretofore formed the Company as a
Delaware  limited  liability  company  pursuant  to the Act.  The  Manager  and each  person  from time to time serving as an officer or  director  of the  Manager  shall be,  and  hereby is,  designated  as an  "authorized person" within the meaning of Section 18-204 of the Act,  authorized and empowered to execute  certificates  to be filed with the  Secretary  under the Act. The Sole Member  shall be the sole member of the Company,  and the
Sole Member's Interest in the Company shall be, and hereby is, authorized and issued.

Section 1.2.   Company  Name and  Principal  Office.  The name of the  Company  shall be  "GreenPoint  Mortgage
Securities  LLC".  The  Manager  shall  have the  power  at any time to  change  the name of the  Company.  The principal business office of the Company shall be 100 Wood Hollow Drive,  Doorstop #32210,  Novato,  California
94945.  The  business of the  Company  may also be  conducted  at such  additional  place or places as the Sole
Member may determine.

Section 1.3.   Office of and Agent for Service of  Process.  The  registered  office of the Company in Delaware shall be maintained at Corporation Trust Center,  1209 Orange Street, in the City of Wilmington,  County of New
Castle.  The  Company's  agent for service of process on the Company at such address  shall be The  Corporation
Trust Company.  The Manager shall have the power and the authority,  and is hereby  authorized and empowered to change,  at any time and from time to time,  the  location of such  registered  office  and/or such  registered agent upon compliance with the Act.

Section 1.4.   Term of  Company.  The  Company  shall be formed and  commence  on the date the  Certificate  of
Formation is filed with the Secretary  (the  "Effective  Date").  The Company shall have a perpetual  existence as a separate legal entity until cancellation of the Company's Certificate of Formation.

Section 1.5.   Purpose of Company.  The nature of the business to be  conducted  or promoted is limited  solely to the following, to be conducted directly by the Company or through one or more subsidiaries:

(a)     to acquire mortgage loans and participations  therein and mortgage securities  ("Mortgage Assets") from time to time by  contribution  or purchase  for the purpose of effecting  the  securitization  thereof,  either directly or through  other  entities,  and whether such  securitization  involves  the  issuance of  securities
("Securities") backed by or evidencing an interest in, such Mortgage Assets;

(b)     to enter into agreements for the servicing and administration of Mortgage Assets;

(c)     to hold, sell,  transfer,  pledge or otherwise dispose of interests in Mortgage Assets and the proceeds thereof from time to time;

(d)     to issue debt secured by Mortgage Assets;

(e)     to hold,  pledge or otherwise deal with  Securities  and to loan or invest or otherwise  apply proceeds from  Mortgage  Assets,  funds  received in respect of  Securities  and any other income as  determined  by the
Manager of the Company; and

(f)     to engage in any activity and to exercise any powers  permitted to limited  liability  companies  under the laws of the  State of  Delaware,  provided  that  they are  incident  to the  foregoing  and  necessary  or convenient to accomplish the foregoing.

        The Company shall have the power and authority,  and is hereby  authorized and empowered,  to engage in the  activities  set forth in this  Section  1.5,  and  activities  that are  required  or  convenient  for the performance  of any of its  obligations  pursuant to any  agreements  or other  documents  entered  into by the
Company in connection  with its  activities  approved in accordance  with Section 5.5 (the  "Approved  Company
Agreements").

Section 1.6.   Address of the Sole Member and  Manager.  The  addresses  of the Sole Member and the Manager are set forth in Exhibit A.

Section 1.7.   Exclusivity.  No Person may be admitted to the Company as an additional  or  substitute  member, except as expressly set forth in this Agreement.

Section 1.8.   Authorization.  The  Company,  and the  Manager or any  officer of the  Company on behalf of the
Company,  are hereby  authorized to enter into,  execute,  deliver and perform the Approved Company  Agreements and such other  agreements as the Manager or officer  executing such agreement  deems necessary and appropriate and from time to time to prepare and file registration  statements with the Securities and Exchange  Commission and to do all things  necessary and  appropriate  to the  declaration  of  effectiveness  of such  registration statements as the Manager and officers  directing such  preparation and filing deem necessary,  notwithstanding any other provision of this  Agreement,  the Act or other  applicable law, rule or regulation,  and without any further act,  vote or approval of any person.  The  foregoing  authorization  shall not be deemed a restriction on the power of the  Manager  or  officers  of the  Company to enter  into  other  agreements  on behalf of the
Company.

Section 1.9.   Fiscal Year.  The Company's  fiscal year shall be based on the calendar year and shall  commence on January 1st and end on December 31st of each year.

Section 1.10.         Tax Matters.  Initially,  the Company  intends to make an election  under  Treasury  Reg.
Sec.  301.7701-2 to be treated as a disregarded  entity for income tax purposes.  The Sole Member may from time to time  reevaluate  the  Company's tax status and take such actions or direct the Manager to take such actions on behalf of the Company as the Sole Member may deem appropriate.

                                                  ARTICLE II
                                                  DEFINITIONS

Section 2.1.   Defined Terms.

        "Act" means the Delaware  Limited  Liability  Company Act,  Delaware Code Title 6,  Sections  18-101 et
seq., as amended or supplemented from time to time.

        "Affiliate" when used with respect to a Person shall mean any other Person controlling,  controlled by, or under common control with, such Person.

        "Agreement" shall mean this Limited Liability Company Operating Agreement,  as the same may be amended, supplemented or otherwise modified from time to time.

        "Approved Company Agreements" shall have the meaning set forth in Section 1.5.

        "Capital  Contributions"  shall  mean the  amount of cash and the fair  market  value of  property  (as determined  by the  Manager  and net of any  liabilities  to which such  property is subject or which is deemed assumed by the Company) contributed to the Company by the Sole Member.

        "Company" shall mean the limited  liability company governed by this Agreement and formed by the filing of the Certificate of Formation of the Company with the Secretary.

        "GreenPoint  Person"  shall mean the Company and each  Affiliate or  subsidiary  of the Company and any charitable  organization  to which  the  Company  or any of its  Affiliates  or  subsidiaries  make  charitable contributions.

        "Indemnified  Party"  means (i) the Sole  Member  and any  successor  member of the  Company,  (ii) the
Manager and any successor manager of the Company, (iii) any officer,  agent,  shareholder,  director,  employee or incorporator of the Sole Member,  any successor  member, or the Manager or any successor  manager,  and (iv)
any officer, employee, organizer or agent of the Company.

        "Independent  Director"  shall mean an  individual  who is not (and is not an associate of) any direct, indirect or beneficial stockholder,  officer, director, employee,  Affiliate,  associate,  customer, advisor or supplier  of  GreenPoint  Mortgage  Funding,  Inc.,  a New  York  corporation  ("GMFI"),  or any  Affiliate  or subsidiary of GMFI or of any charitable  organization  to which GMFI or any of its  Affiliates or  subsidiaries make charitable  contributions,  provided,  however,  that  notwithstanding  the foregoing,  any individual who would  otherwise  qualify as an  Independent  Director  except for his or her acting as a director of a limited purpose,  bankruptcy  remote entity formed by GMFI, or any Affiliate of GMFI,  shall be deemed to qualify as an
Independent  Director;  "associate"  shall mean,  when used to indicate a relationship  with any Person (a) any corporation,  limited liability company or organization of which such Person is an officer,  manager,  director or  partner  or is,  directly  or  indirectly,  the  beneficial  owner of 10% or more of any  class  of  equity securities  or of 10% or more of any  membership  interest,  (b) any trust or other estate in which such Person serves as trustee or in a similar  capacity,  and (c) any relative or spouse of such Person, or any relative of such spouse,  who resides at the same address as such Person;  "Affiliate" shall not include GMSI or any entity wholly  owned,  directly or  indirectly,  by GMSI,  including  the  Company;  and  "subsidiary"  shall mean any corporation  a majority  of the voting  stock of which is owned,  directly or  indirectly,  through one or more other subsidiaries, by GMFI, but excluding GMSI and any entity wholly owned by GMSI.

        "Insolvency  Event" shall mean with respect to the Sole Member or any successor  member:  (i) the entry of a decree or order by a court,  agency or supervisory  authority having  jurisdiction in the premises for the appointment  of a conservator,  receiver or liquidator  for such member,  in any  insolvency,  readjustment  of debt,  marshaling of assets and  liabilities  or similar  proceedings,  or for the winding-up or liquidation of such member's  affairs,  and the continuance of any such decree or order unstayed and in effect for a period of
90  consecutive  days;  (ii) the  consent by such  member to the  appointment  of a  conservator,  receiver  or liquidator  in any  insolvency,  readjustment  of  debt,  marshaling  of  assets  and  liabilities  or  similar proceedings  of or relating to such member or of or relating to  substantially  all of such member's  property;
or (iii) if such member  shall admit in writing its  inability  to pay its debts  generally as they become due, file a petition to take advantage of any applicable  insolvency or reorganization  statute,  make an assignment for the benefit of its creditors or voluntarily  suspend payment of its obligations.  The foregoing  definition of "Insolvency  Event" is intended to replace and shall  supersede and replace the  definition of  "Bankruptcy"
set forth in Sections 18-304 of the Act.

        "Interest"  shall  mean the  Sole  Member's  ownership  interest  in the  Company,  including,  without limitation,  the  right  of  the  Sole  Member  to  the  profits  and  losses  of the  Company  and to  receive distributions  of the Company's  assets,  together with the  obligations  of the Sole Member to comply with all the terms and provisions of this Agreement.

        "Manager"  shall mean the Manager and any other  Person  selected  from time to time by the Sole Member pursuant to Section 5.1 as a manager of the Company.  The  "Manager"  shall be a manager of the Company  within the meaning of the Act.

        "Mortgage Assets" shall have the meaning set forth in Section 1.5.

        "Net Cash Flow" shall mean,  as of any date,  any and all amounts  received by the Company on or before such date (other than Capital  Contributions),  less (i) amounts previously distributed under Section 4.1, (ii)
unpaid costs and accrued expenses  pursuant to Section 4.2 and any reasonable  reserves  therefor and (iii) all other cash expenditures made by or on behalf of the Company.

        "Outstanding Securities" shall have the meaning set forth in Section 5.1(c).

        "Person"  shall mean any  individual,  partnership,  corporation,  trust,  limited  liability  company, association, joint venture, estate, governmental entity or other legal person.

        "Secretary" means the Secretary of State of the State of Delaware.

        "Securities" shall have the meaning set forth in Section 1.5.
        "Sole Member" shall have the meaning set forth in the preamble to this Agreement.

        "Special  Member"  means,  upon such  Person's  admission  to the  Company  as a member of the  Company pursuant  to Section  6.4,  the Person  acting as the  Manager,  in such  Person's  capacity as a member of the
Company.  A Special  Member  shall only have the rights and duties  expressly  set forth in this  Agreement.  A
Special Member is not the "Sole Member" for purposes of this Agreement.

                                                  ARTICLE III
                                             CAPITAL CONTRIBUTIONS

Section 3.1.   Contributions.  The  Sole  Member  shall  contribute  concurrently  with the  execution  of this
Agreement or has already  contributed  the property  described in Exhibit B as its Capital  Contribution to the
Company and shall from time to time  contribute  such other  property as is described  from time to time in the
Approved  Company  Agreements,  as the same may be amended from time to time. Such  contribution is an absolute transfer and  assignment of such  property to the Company,  without  recourse or warranty.  The Manager has not made and shall not make any Capital Contributions to the Company.

Section 3.2.   Additional  Contributions.  The  Sole  Member  shall  have  no  obligation  to  make  additional contributions after the date hereof, but may elect to do so from time to time.

                                                  ARTICLE IV
                                                 DISTRIBUTIONS

Section 4.1.   Distributions  of Net  Cash  Flow.  Distributions  of Net  Cash  Flow  shall be made to the Sole
Member by the Manager at such times and in such amounts as  determined by the Manager,  acting alone,  provided such  distributions  are not  prohibited  by any  agreement to which the Company is a party or the Act or other applicable law.  The Manager shall not receive any distribution of Net Cash Flow.

Section 4.2.   Expenses of the Company.  The Company  shall pay all costs and expenses  incurred in  connection with the  Company's  affairs  (or shall  reimburse  the  Manager  for having  incurred  any such  out-of-pocket expenses), including, without limitation, all expenses of conducting the business of the Company.

                                                  ARTICLE V
                                                  MANAGEMENT

Section 5.1.   Manager.

        (a)    The Manager  shall not be a member of the Company and shall not own any  Interest or any portion thereof,  or any other ownership  interest in the Company,  and, as such, shall not share in the  distributions of Net Cash Flow or the profits or losses of the Company.  The Manager  shall be (i) a special  purpose  entity with at least two  Independent  Directors on its board of directors  and (ii)  selected by the Sole Member from time to time or at such time as a vacancy for any reason  shall  occur,  and shall  serve until a successor  is selected or qualified.  The Sole Member hereby selects GMSI as the initial Manager.

        (b)    The Manager,  acting alone, without the approval or authorization of the Sole Member, shall have full and exclusive management and control of the business of the Company,  including,  without limitation,  the power to appoint  Persons to act on behalf of the Company,  to hire  employees and agents and appoint  officers and  committees  of the  Company to perform  such  functions  as from time to time shall be  delegated  to such employees,  agents,  officers and committees by the Manager and to determine the compensation of any employees, agents and officers of the Company or to delegate some or all  compensation  decisions to officers or employees of the Company.

        (c)    There  shall be no change of Manager  without  the prior  confirmation  from  Moody's  Investors
Service,  Inc. and Standard & Poor's Rating  Services that such change will not result in either a downgrade or a  withdrawal  of the  then  current  ratings  of any  outstanding  securities  issued  by the  Company  or any subsidiary of the Company (the "Outstanding Securities").

Section 5.2.   Resignation.  The Manager may resign at any time by giving  written  notice to the Sole  Member;
provided  that the  Manager  may resign only after a successor  Manager  meeting  the  requirements  and having similar  restrictions in its certificate of incorporation  or other charter  documents set forth in Section 5.1 has been  appointed,  has executed a counterpart  to this Agreement and has assumed the duties of the resigning
Manager  and such  resignation  will not  result in either a  downgrade  or a  withdrawal  of the then  current ratings of the Outstanding Securities.

Section 5.3.   Removal.  The Manager may be removed  with or without  cause by the Sole Member;  provided  that the Sole Member shall not remove the Manager unless a successor  manager  meeting the  requirements  and having similar  restrictions in its certificate of incorporation  or other charter  documents set forth in Section 5.1 has been  appointed,  has executed a counterpart to this  Agreement and has assumed the duties and  obligations of the removed  Manager and such removal and  succession  will not result in either a downgrade or a withdrawal of the then current ratings of the Outstanding Securities.

Section 5.4.   Compensation.  The  Manager  shall  receive  such  compensation  as shall  from  time to time be determined  by the Sole  Member  and  shall be  reimbursed  by the  Company  for any  reasonable  out-of-pocket expenses incurred by the Manager on behalf of the Company.

Section 5.5.   Limitation on Actions

        (a)    Notwithstanding  any other  provision of this Agreement and, to the fullest extent  permitted by law, any  provision of law that  otherwise  so empowers  the Manager,  the Manager  shall not have the power or authority,  and shall not be  authorized or empowered,  without the prior written  unanimous  consent of all of the directors of the Manager  (including at least two Independent  Directors) to cause the Company to do any of the following:

        (A)           engage in any business or activity,  including,  without  limitation,  the  incurrence of any  indebtedness,  other than as contemplated by the Approved Company  Agreements or amend,  alter,  change or repeal Section 1.5 of this Agreement hereto or this Section 5.5.

(B)     enter into any transaction with any GreenPoint Person.

        (C)           consolidate,  merge or sell all or substantially all of the Company's  assets,  except as set forth in Article IX, unless (A) the entity (other than the Company)  formed or surviving the  consolidation or merger or which  acquires the  properties  and assets of the Company,  is organized  and existing  under the laws of the State of Delaware,  expressly  assumes the due and punctual  payment of, and all obligations of the
Company,  (B) immediately  after giving effect to the transaction,  no default or event of default has occurred and is continuing under any indebtedness of the Company or any agreements  relating to such  indebtedness,  (C)
the Company receives written  confirmation from each rating agency that ratify any Outstanding  Securities that such merger or  consolidation  will not result in the  downgrade or  withdrawal  of the rating then assigned to any Securities  then rated by such rating agency,  and (D) permitted by or in compliance with the provisions of the Approved Company Agreements.

        (D)           dissolve or liquidate,  , in whole or in part,  except as set forth in Article IX, file a voluntary  petition that commences a case under Title 11 of the United States Code (or any successor  statutes)
with respect to the Company,  or consent to the  institution  of bankruptcy or insolvency  proceedings  against the  Company or file a petition  seeking,  or consent  to,  relief  under any  applicable  Federal or state law relating  to  bankruptcy,  or  consent  to  the  appointment  of a  receiver,  liquidator,  assignee,  trustee, sequestrator  (or other similar  official) of the Company or a substantial part of the property of the Company, or make any  assignment  for the benefit of  creditors,  or admit in writing its  inability to pay the debts of the Company generally as they become due, or take action in furtherance of any of the foregoing.

        (E)           issue,  assume or guarantee any debt  securities or undertake any direct or indirect debt obligations of any kind other than (i)  indebtedness  contemplated by the Approved  Company  Agreements and the performance of its obligations under the Approved Company  Agreements;  and (ii)  indebtedness  incurred in the ordinary course of the business of the Company;  provided,  however,  that the Company shall not issue,  assume or guarantee any debt or other liability  (regardless of Manager  approval) unless such debt or other liability will not result in the downgrade or withdrawal of the rating then assigned to any  Outstanding  Securities then rated by any rating agency.

        (b)    No Manager nor any  director of the Manager  pursuant to the  requirements  of this  Section 5.5 shall,  with regard to any matter  described in this  Section 5.5,  owe a fiduciary duty or other obligation to the Sole Member  (except as may  specifically  be required by any  applicable  law);  instead,  such Manager or director's  fiduciary  duty and other  obligations  with  regard to any matter  described  in this  Section 5.5 shall,  to the fullest  extent  permitted by law, be owed to the Company  including,  without  limitation,  the
Company's  creditors.  Every  member of the  Company  shall be deemed to have  consented  to the  foregoing  by virtue of such  member's  acceptance  of  interests  therein,  and no further  act or deed of any member of the
Company shall be required to evidence such consent.  In addition,  no  Independent  Director of the Manager may be removed unless his or her successor has been duly elected.

        (c)    No  election  shall be made by the  Manager or any other  person to  classify  the Company as an association taxable as a corporation pursuant to ss. 301.7701-3 of the Treasury regulations.

Section 5.6.   Amendment  to  Certificate  of  Formation.  Without the  affirmative  vote of each member of the
Manager's  Board  of  Directors,  including,  without  limitation,  the  affirmative  vote  of the  Independent
Directors of the Manager,  and prior notice to Moody's  Investors  Service,  Inc. and Standard & Poor's  Rating
Services,  the Company shall not amend either this  Agreement or the  Company's  Certificate  of Formation,  as
amended or restated from time to time.

Section 5.7.   Binding  Authority.  Only the  Manager or its  delegates  pursuant to Section 5.1 shall have the power and authority (subject to the terms and conditions of this Agreement) to bind the Company.

Section 5.8.   Company  Separateness.  In addition to the  foregoing,  the Manager shall conduct the affairs of the Company in the following manner so that:

        (i)           the Company will observe all limited  liability  company  formalities  and will  maintain separate bank  accounts,  company  records,  books of account and financial  statements  and shall maintain its books, records, resolutions and agreements as official records;

        (ii)          the  Company  will pay  from its  funds  and  assets  all  obligations  and  indebtedness incurred by it;  provided that the  organizational  expenses of the Company may be initially paid by Affiliates of the Company so long as they are promptly reimbursed by the Company;

        (iii)         the  Company's  assets shall not be  commingled  with those of any other entity except as permitted by the Approved Company  Agreements;  provided,  that such restriction shall not preclude the Company from  repaying  indebtedness  or  making  distributions  to any  member  of the  Company,  so long as all  such transactions are properly reflected on the books and records of the Company;

        (iv)          if the Company  maintains  offices in the office of any  Affiliate  of the  Company,  the
Company shall pay fair market rent for any such office space of such Affiliate;

        (v)           the Company shall maintain an arm's length relationship with its Affiliates;

        (vi)          the Company  shall not  guarantee or become  obligated  for the debts of any other entity or hold out its credit as being  available to satisfy the  obligations  of others  except as may be required in connection with conducting its business in accordance with Section 1.5;

        (vii)         the Company  shall not acquire  obligations  or securities  of its  Affiliates  except in connection with conducting its business in accordance with Section 1.5;

        (viii)        the Company shall use separate stationery, invoices, and checks;

        (ix)          the Company  shall not pledge its assets for the benefit of any other  entity or make any loans or advances to any entity except as contemplated by the Approved Company Agreements;

        (x)           the Company  shall hold itself out as a separate  entity and the  Company  shall  correct any known misunderstanding regarding its separate entity;

        (xi)          the  Company  shall  maintain  adequate  capital  in light of its  contemplated  business operations;

        (xii)         the Company shall not identify  itself or any of its  Affiliates as a division or part of the other; and

        (xiii)        the Company shall conduct its own business in its own name.

                                                   ARTICLE VI
                           OBLIGATIONS AND/OR RIGHTS OF THE SOLE MEMBER AND MANAGER

Section 6.1.   Liability  of the Sole Member and  Manager.  Neither  the Sole  Member nor the Manager  shall be personally  liable for any of the debts,  liabilities,  contracts or other obligations of the Company solely by reason of being the Sole Member or Manager of the Company.

Section 6.2.   No Management  Responsibility.  The Sole Member,  in such  capacity,  shall not take part in the management  of the business or the affairs,  or transact  any business  for, the Company,  except to the extent that its approval or consent is expressly  required  under this  Agreement  for the taking of any actions by or on behalf of the Company or of the Manager.

Section 6.3.   No Authority  to Act.  The Sole Member shall not have the  authority to act on behalf of or bind the Company in such capacity.

Section 6.4.   Special  Member.  Upon the  occurrence of any event that causes the Sole Member to cease to be a member of the Company  (other than (i) upon an  assignment  by the Sole Member of all of its limited  liability company  interest in the Company and the  admission of the  transferee  pursuant to Article  VIII,  or (ii) the resignation of the member and the admission of an additional  member of the Company  pursuant to Article VIII), the  Person  acting as the  Manager  pursuant  to  Section  5.1  shall,  without  any  action of any Person and simultaneously  with the Sole Member's ceasing to be a member of the Company,  automatically be admitted to the
Company as a Special  Member and shall  continue the Company  without  dissolution.  The Special Member may not resign from the Company or transfer  its rights as Special  Member  unless (i) a successor  Special  Member has been admitted to the Company as Special  Member by executing a  counterpart  to this  Agreement,  and (ii) such successor has also accepted its  appointment  as Manager  pursuant to Section 5.1. The Special  Member shall be a member of the  Company  that has no  interest  in the  profits,  losses and capital of the Company and has no right to receive  any  distributions  of Company  assets.  Pursuant to Section  18-301 of the Act,  the Special
Member shall not be required to make any capital  contributions  to the Company and shall not receive a limited liability  company  interest in the Company.  The Special Member,  in its capacity as Special  Member,  may not bind the  Company.  Except as required by any  mandatory  provision  of the Act,  the  Special  Member,  in its capacity as Special Member,  shall have no right to vote on, approve or otherwise  consent to any action by, or matter relating to, the Company,  including,  without  limitation,  the merger,  consolidation or conversion of the Company.  In order to implement  the admission to the Company of the Special  Member,  the Person acting as the Manager  pursuant to Section 5.1 shall execute a counterpart to this  Agreement.  Prior to its admission to the Company as Special Member,  the Person acting as the Manager  pursuant to Section 5.1 shall not be a member of the Company.

                                                  ARTICLE VII
                                                INDEMNIFICATION

Section 7.1.   Exculpation and Indemnification of the Sole Member and Manager.

        (a)    No  Indemnified  Party shall be liable to the Company for any loss,  damage or claim incurred by reason of any act or omission  performed or omitted by such  Indemnified  Party in  connection  with any matter arising  from,  or related to, or in  connection  with this  Agreement  or the  Company's  business or affairs;
provided,  however,  that the foregoing shall not eliminate or limit the liability of any Indemnified  Party if a judgment or other final  adjudication  adverse to the  Indemnified  Party  establishes  that the  Indemnified
Party's acts or omissions were in bad faith or involved  intentional  misconduct or a knowing  violation of law or that the  Indemnified  Party  personally  gained in fact a financial  profit or other advantage to which the
Indemnified Party was not legally entitled.

        (b)    The Company shall, to the fullest extent permitted by the Act,  indemnify and hold harmless each
Indemnified  Party  against any losses,  claims,  damages or  liabilities  to which the  Indemnified  Party may become subject in connection  with any matter arising from,  related to, or in connection  with, this Agreement or the Company's business or affairs;  provided,  however,  that no indemnification may be made to or on behalf of any  Indemnified  Party  if a  judgment  or  other  final  adjudication  adverse  to the  Indemnified  Party establishes (i) that the Indemnified Party's acts or omissions giving rise to such losses,  claims,  damages or liabilities  were  committed in bad faith or involved  intentional  misconduct or knowing  violation of law and were material to the cause of action so adjudicated or (ii) that the  Indemnified  Party  personally  gained in fact a financial profit or other advantage to which the Indemnified Party was not legally  entitled;  provided, further,  that  such  indemnification  shall be  subject  to the  terms of,  and  shall be  subordinate  to the obligations payable under the Approved Company Agreements.

        (c)    To the fullest extent permitted by applicable law,  expenses  (including legal fees) incurred by an Indemnified  Party defending any claim,  demand,  action,  suit or proceeding  shall,  from time to time, be advanced by the Company prior to the final disposition of such claim,  demand,  action, suit or proceeding upon receipt by the Company of an  undertaking by or on behalf of the  Indemnified  Party to repay such amount if it shall be  determined  that the  Indemnified  Party is not  entitled to be  indemnified  as  authorized  in this
Section 7.1.

        (d)    Notwithstanding  anything else  contained in this  Agreement,  the indemnity  obligations of the
Company under paragraph (b), above, shall:

        (i)    be in addition to any liability that the Company may otherwise have;

        (ii)   inure to the benefit of the  successors,  assigns,  heirs and personal  representatives  of each
Indemnified Party, and

        (iii)  be limited to the assets of the Company.

        (e)    This Article VII shall survive any  termination  of this  Agreement and the  dissolution  of the
Company.

                                                    ARTICLE VIII
                                  TRANSFERABILITY OF SOLE MEMBER'S INTERESTS

Section 8.1.   Restriction on Transfer.  The Sole Member may not transfer its Interest  unless such transfer is involuntary  or by operation of law, is not  prohibited  by any of the Approved  Company  Agreements,  does not cause the total number of  beneficial  owners of Interests  to exceed  ninety-nine  (99) and does not cause the assets of the Company to be considered  "plan assets" for purposes of the Employee  Retirement  Income Security
Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended.

Section 8.2.   Transfer for Security.  The Sole Member may not pledge,  mortgage or otherwise  hypothecate  all or any part of its right, title and interest in cash  distributions to be received from the Company,  except as provided by the Approved Company Agreements.

Section 8.3.   Substitute  Member.  If the Sole  Member  assigns  all or any part of its  Interest  pursuant to
Section  8.1,  the  assignee  shall be admitted to the Company as a member of the Company  upon the  assignee's obtaining the consent of the Manager to such  admission  and the  assignee's  executing a  counterpart  of this
Agreement,  provided  that prior  notice is given to Moody's  Investors  Service,  Inc.  and  Standard & Poor's
Ratings  Services of any  transfer.  If the Sole Member  assigns all of its  interest  pursuant to Section 8.1, the Sole Member shall cease to be a member of the Company  immediately  after the  admission of the assignee to the Company as member of the Company and the Company shall be continued without dissolution.

Section 8.4.   Resignation.  Other than as set forth in Section  8.1, the Sole Member shall not resign from the
Company.

                                                   ARTICLE IX
                                          DISSOLUTION AND LIQUIDATION

Section 9.1.   Dissolution.  The Company  shall be dissolved  and its affairs shall be wound up solely upon the occurrence of any of the following  events;  provided,  however,  to the fullest extent  permitted by law, that the Company may not dissolve so long as there are any Outstanding Securities:

        (a)    the happening of any event that makes it unlawful to carry on the business of the Company;

        (b)    judicial dissolution pursuant to the Act;

        (c)    at any time there are no members  of the  Company,  unless  the  Company  is  continued  without dissolution in accordance with the Act or Section 9.2 below; or

        (d)    subject to the requirements of the Approved Company Agreements,  the Company is dissolved by the
Manager  with  the  unanimous  written  consent  of its  entire  board of  directors  (including  at least  two
Independent  Directors).  To the fullest  extent  permitted by law, the Sole Member shall not have the power or authority, acting alone, to dissolve the Company and wind up its affairs.

Section 9.2.   Continuation of Company.  Notwithstanding any other provision of this Agreement,  the occurrence of an  Insolvency  Event  with  respect  to the Sole  Member  shall not cause the Sole  Member to cease to be a member of the Company and upon the  occurrence  of such an event,  the business of the Company  shall  continue without  dissolution.  In the event of an  Insolvency  Event with respect to the Sole Member or the  occurrence of any other  event that  causes the Sole Member to cease to be a member of the Company at a time when the Sole
Member is the only member of the Company,  the Special Member shall become a member of the Company  pursuant to
Section 6.4.  Upon such admission, the Company shall be continued without dissolution.

Section 9.3.   Winding Up and  Liquidation  of the  Company . Upon  dissolution,  the  Company  shall  continue solely for the purpose of winding up its affairs in an orderly  manner,  liquidating  its assets and satisfying the  claims  of  creditors  and the  Sole  Member.  Upon  dissolution,  a full  accounting  of the  assets  and liabilities  of the  Company  shall be taken,  and the  Company  assets  shall be  distributed  as  promptly as possible as hereinafter provided:

        (a)    first, to the satisfaction (or the making of reasonable  provision for the satisfaction) of such debts and liabilities of the Company (or reserves  therefor),  including any necessary expenses of liquidation, except any  debts,  liabilities  and loans  that may be due to the Sole  Member,  in the order of  priority  as provided by law; and

        (b)    second, to the satisfaction (or the making of reasonable  provision for the satisfaction) of any debts and liabilities  that may be due to the Sole Member and to the  satisfaction (or the making of reasonable provision for the  satisfaction) of the unpaid principal  balance and the interest accrued thereon on loans, if any, made by the Sole Member to the Company.

        All of the remaining assets of the Company shall be distributed to the Sole Member.

                                                   ARTICLE X
                                               POWER OF ATTORNEY

Section 10.1.         Manager as  Attorney-In-Fact.  The Sole Member  hereby makes,  constitutes,  and appoints the Manager with full power of substitution and  resubstitution,  its true and lawful  attorney-in-fact  for it and in its name, place, and stead and for its use and benefit, to sign, execute,  certify,  acknowledge,  swear to, file, and record (a) all limited  liability  company  certificates,  assumed name or similar  certificates, and other  certificates  and instruments  (including  counterparts  of this Agreement)  which the Manager deems necessary in its  reasonable  discretion  to be filed by the Company under the laws of the State of Delaware or any other state or jurisdiction  in which the Company is doing business;  (b) any and all amendments or changes to the instruments  described in clause (a), as now or hereafter amended,  which the Manager may deem necessary in its reasonable  discretion to effect a change or  modification  of the Company in accordance  with the terms of this Agreement,  including,  without limitation,  amendments or changes to reflect any amendments adopted by the Sole Member in accordance  with the terms of this  Agreement;  (c) all  certificates  of  cancellation  and other  instruments  which the Manager deems  necessary in its reasonable  discretion to effect the  dissolution and termination of the Company  pursuant to the terms of this Agreement;  and (d) any other instrument which is now or may  hereafter  be required by law to be filed on behalf of the  Company or is deemed  necessary  by the
Manager in its reasonable  discretion to carry out fully the  provisions of this  Agreement in accordance  with its terms,  in each case,  however,  subject to the provisions of Section 5.5. The Sole Member  authorizes such attorney-in-fact  to take any further action which such  attorney-in-fact  shall reasonably  consider necessary in connection  with any of the foregoing,  hereby giving such  attorney-in-fact  full power and authority to do so and perform each and every act or thing  whatsoever  requisite or  advisable to be done in  connection  with the foregoing as fully as the Sole Member might or could do  personally,  and hereby  ratifying and  confirming all that any such attorney-in-fact shall lawfully do or cause to be done by virtue thereof or hereof.

Section 10.2.         Nature of Special Power.  The power of attorney granted pursuant to this Article X:

        (a)    is a special power of attorney coupled with an interest and is irrevocable;

        (b)    may be exercised by such  attorney-in-fact by executing any agreement,  certificate,  instrument or other document with the single  signature of any authorized  officer of such  attorney-in-fact  for the Sole
Member; and

        (c)    shall not be affected by and shall survive the bankruptcy, insolvency, dissolution,  disability, incapacity  or cessation of existence  of the Sole Member and shall  survive the delivery of an  assignment  by the Sole Member of its  interest in the  Company,  except that where an assignee of the Sole Member is admitted as a  substituted  member,  the power of attorney  shall survive the delivery of such  assignment  for the sole purpose of enabling any such attorney-in-fact to effect such substitution.

                                                   ARTICLE XI
                                           MISCELLANEOUS PROVISIONS

Section 11.1.         Notices.  Any  notices  or  communications  hereunder  shall  be in  writing,  and may be either delivered personally (which shall include deliveries by courier),  by facsimile  transmission or mailed, postage prepaid,  by certified or registered mail, return receipt  requested,  directed to the parties at their respective  addresses  or fax  numbers  set forth in Exhibit  A. Any party  hereto may  designate  a  different address to which  notices and demands shall  thereafter be directed by written  notice given in the same manner and directed to the Company at is office hereinabove set forth.

Section 11.2.         Amendments.  Subject to Section  5.5 and Section  5.6,  this  Agreement  shall be amended only by the written consent of the Sole Member and the Manager.

Section 11.3.         Headings.  The  headings  of the  various  Articles  and  Sections  herein  are  for  the convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 11.4.         Severability.  If any one or more of the provisions or terms of this  Agreement  shall be for any reason  whatsoever  held  invalid,  then such  provisions or terms shall be deemed  severable  from the remaining  provisions or terms of this Agreement and shall in no way affect the validity or  enforceability  of the other provisions of this Agreement.

Section 11.5.         Governing  Law. THIS  AGREEMENT  SHALL BE GOVERNED BY AND  CONSTRUED IN  ACCORDANCE  WITH
THE LAWS OF THE STATE OF DELAWARE,  WITHOUT  REFERENCE TO ITS CONFLICT OF LAW PROVISIONS,  AND THE OBLIGATIONS,
RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 11.6.         Counterparts.  This  Agreement  may  be  executed  by  the  parties  hereto  in  separate counterparts,  each of which when so executed and  delivered  shall be an original,  but all such  counterparts together constitute one and the same instrument.

Section 11.7.         Effect of  Agreement.  This  Agreement  shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns.

Section 11.8.         Integration.   This  Agreement   constitutes  the  entire  agreement  among  the  parties
pertaining  to the  subject  matter  thereof  and  supersedes  all  prior  agreements  and  understandings  and contemporaneous agreements and understandings pertaining thereto.

Section 11.9.        Enforceability.  Notwithstanding  any other  provision of this  Agreement,  the Sole Member agrees that this  Agreement  constitutes  a legal,  valid and binding  agreement  of the Sole  Member,  and is  enforceable against  the Sole Member by the  Manager  and the  Independent  Directors,  in  accordance  with its terms.  In addition, the Independent Directors shall be intended beneficiaries of this Agreement.

        IN WITNESS WHEREOF,  this Limited  Liability  Company  Operating  Agreement has been executed as of the date first above written.

        GREENPOINT MORTGAGE FUNDING, INC.,
          as Sole Member

        By:_____________________________________________________________________
                      Name:  David Petrini
                      Title: Executive Vice President

        GREENPOINT MORTGAGE SECURITIES INC.
          as Manager

        By:_____________________________________________________________________
                      Name:  Nathan Hieter
                      Title: Vice President

                                                       EXHIBIT A

                                     ADDRESSES OF THE SOLE MEMBER AND THE MANAGER

                                           Address:

        Sole Member:         GreenPoint Mortgage Funding, Inc.
                             100 Wood Hollow Drive, Doorstop #22210
                             Novato, California 94945

        Manager:             GreenPoint Mortgage Securities Inc.
                             100 Wood Hollow Drive, Doorstop #32210
                             Novato, California 94945

                                                       EXHIBIT B

                                          CAPITAL CONTRIBUTION OF SOLE MEMBER

        1.     Cash in the amount of $1,000.00.